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                                                                  Exhibit 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
eRoomSystem Technologies, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 13, 2000, except for the third paragraph of Note 1 to the consolidated financial statements, as to which the date is June 2, 2000, with respect to the consolidated financial statements of eRoomSystem Technologies, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

                                         /s/ HANSEN, BARNETT & MAXWELL
                                         ------------------------------
                                         HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
July 25, 2000